Exhibit 5.1

CUMBERLAND HOUSE
9TH FLOOR
1 VICTORIA STREET
HAMILTON HM 11
BERMUDA
T: (441) 295-4630
F: (441) 292-7880
WWW.CHW.COM

9 March 2015

Norwegian Cruise Line Holdings Ltd.

9th Floor

Cumberland House

1 Victoria Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Norwegian Cruise Line Holdings Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the sale by the selling shareholders named in the Prospectus Supplement (as defined below) of an aggregate of 12,500,000 ordinary shares of par value US$0.001 each in the capital of the Company (“Ordinary Shares”) pursuant to an automatically effective Registration Statement on Form S-3 (File No. 333-194311) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on 4 March 2014 under the Securities Act of 1933, as amended (the “Securities Act”), the related base prospectus that forms a part of the Registration Statement (the “Base Prospectus”), as supplemented by a prospectus supplement, dated 5 March 2015 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) and an Underwriting Agreement, dated 5 March 2015 between the Company, the selling shareholders named therein and UBS Securities LLC, as sole underwriter.

For the purpose of giving this opinion we have examined and relied upon the documents listed (and defined) in the Schedule to this opinion and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

Assumptions

We have assumed (without making any investigation thereof):

(a)	the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that each of the documents that was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Registration Statement and other documents reviewed by us, and that such representations have not since such review been materially altered; and

(d) that, save as referred to herein, there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

Reservations

(a)	We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Bermuda. This opinion is limited to Bermuda law and is given on the basis of the current law and practice in Bermuda. This opinion letter speaks only as of the date hereof.

(b)	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

(c)	“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be (i) obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise and (ii) bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Opinion

We have made such examination of the laws of Bermuda as currently applied by the courts of Bermuda as in our judgement is necessary for the purpose of this opinion. Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that the Ordinary Shares identified in the Prospectus have been duly authorized, and are validly issued, fully paid and non-assessable.

Disclosure

This opinion is addressed to you in connection with the sale of the Ordinary Shares as described in the Registration Statement and the Prospectus, and is not to be relied upon in respect of any other matter. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K, to be filed on the date hereof, and its incorporation by reference into the Registration Statement, and to reference this firm in the Prospectus Supplement, which will be deemed part of the Registration Statement, under the caption “Legal Matters”.

This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

Yours faithfully,

/s/ Janice Gutteridge
duly authorised for and on behalf of
COX HALLETT WILKINSON LIMITED

CUMBERLAND HOUSE
9TH FLOOR
1 VICTORIA STREET
HAMILTON HM 11
BERMUDA
T: (441) 295-4630
F: (441) 292-7880
WWW.CHW.COM

Schedule

1.	Copies of the certificate of incorporation, the memorandum of association and bye-laws of the Company certified by the assistant secretary of the Company on 6 March 2015.

2.	Copies of unanimous written resolutions of the board of directors of the Company effective on 21 February 2014.